                                                                     EXHIBIT 3.1

                                                                          PAGE 1
                               State of Delaware

                        Office of the Secretary of State


       I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "AIR SOUTH AIRLINES, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF DECEMBER, A.D. 1995, AT 4 O'CLOCK P.M.

       A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                                          /s/ EDWARD J. FREEL
                                          ----------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION:
         2564178 8100                                       7775501

                                          DATE:
         960000001                                          01-03-96

                          CERTIFICATE OF INCORPORATION

                                       OF

                            AIR SOUTH AIRLINES, INC.


                                    * * * * *


1.     The name of the corporation is Air South Airlines, Inc..

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.       The nature of the business or purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         The business and purposes specified in the foregoing clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation.

         At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

4.       (a)     The authorized capital stock of the Corporation shall consist of 20,000,000 shares, 18,000,000 of which shares shall be common stock par value $0.001 per share with full voting rights ("Common Stock") and 2,000,000 of which shares shall be preferred stock par value $0.001 per share.

         (b) The Board of Directors is hereby expressly vested with authority to provide for the issue of shares of preferred stock in addition to the Series A Preferred Stock in one or more classes or one or more series, with such voting powers, full or limited, or no voting powers, and with such other powers, designations, preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof, if any, as shall be stated and expressed in the resolution or resolutions provided by law, the holders of preferred stock shall only have such voting rights as provided for or expressed in the resolutions of the Board of Directors relating to such preferred stock adopted pursuant to the authority contained in this Certificate of Incorporation.

         (c) The Corporation shall have a class of preferred stock which shall be designated Air South Airlines, Inc. 6 Series A Preferred stock.


               Air South Airlines, Inc. Series A Preferred Stock


Section 1. Class of Preferred Stock.   The Air South Airlines Series A
Preferred Stock shall have such voting powers, and such other powers, designations, preferences and other special rights set out below.

Section 2. Dividends. The holders of outstanding shares of Series A Preferred Stock shall be entitled to receive dividends at the rate of $0.16 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, when, if and as declared by the Board of Directors, out of funds legally available therefor. The right to such dividends on the Series A Preferred Stock shall not be cumulative. No cash dividend shall be paid on the Common Stock in any year unless an equal dividend is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share to a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock could then be converted.

Section 3.       Liquidation Rights.

         a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, the amount of two dollars ($2.00) per share (the "Original Issue Price") (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series A Preferred Stock held by such holders (the "Preferential Amount"). If upon the occurrence of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets and funds to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Preferential Amount, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the Preferential Amount each such holder is otherwise entitled to receive.

         b. After payment to the holders of the Series A Preferred Stock of the Preferential Amount, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of Series A Preferred Stock and the Common Stock in proportion to the shares of Series A Preferred Stock and Common Stock then held by such holders.

         c. For purposes of this Section 3, (i) a merger or consolidation of the Corporation into or with another corporation (other than with a wholly owned subsidiary of this Corporation), or any other corporate reorganization in which the stockholders of the Corporation will not own a majority of the outstanding shares of the surviving entity of such merger, consolidation or reorganization, or (ii) a sale, transfer or other disposition of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

Section 4. Conversion.

         a.      Right to Convert.   Each share of Series A Preferred Stock
shall initially be convertible, at the option of the holder, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into one fully paid and nonassessable share of Common Stock (subject to adjustment as set forth herein). The number of shares of Common Stock into which one share of Series A Preferred Stock may be converted hereinafter is referred to as the "Series A Conversion Rate". The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series A Preferred shall initially be $2.00 per share of Common Stock (the "Series A Conversion Price"). Such initial Series A Conversion Price shall be subject to adjustment from time to time, as hereinafter provided.

         b. Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Rate upon the earlier of (i) the closing of a firmly underwritten public offering of the Corporation's Common Stock on a Form S-1 Registration Statement at an aggregate public offering price (after underwriting discounts and commission) of at least $10,000,000 and a per share price equal to or greater than $4.00 (as appropriately adjusted for stock splits and the like) (an "Initial Public Offering"); (ii) the vote or written consent of the holders of at least 50% of the then outstanding shares of Series A Preferred Stock; or (iii) the date as of which less than 20% of the shares of Series A Preferred Stock issued on December 29, 1995 remain outstanding (the "Automatic Conversion Event").

         c. Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares, duly endorsed, at the office of the Corporation or of any transfer agent for the series A Preferred Stock, or notify the Corporation or its transfer agent that such Series A Preferred Stock certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in the notice the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall then, as soon as is practicable, issue and deliver at such office to such holder of Series A Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that in the event of automatic conversion pursuant to
Section 4(b), such conversion shall be deemed to have been made upon the occurrence of the Automatic Conversion Event triggering such conversion without any further action by the holders of shares of Series A Preferred Stock, although the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such Series A Preferred Stock certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

         d. Adjustments to the Series A Conversion Price for Certain Diluting Issues.

                 (i) Special Definitions. For purposes of this Section 4(d), the following definitions apply:

                          (1)     "Option" shall mean rights, options, or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

         (2) "Original Issue Date" shall mean the date on which a share of Series A Preferred Stock was first issued.

         (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.


         (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section (4)(iii), deemed to be issued) by the Corporation after the Original Issue date, other than shares of Common Stock issued or issuable:

                 (A)      upon conversion of shares of Series A Preferred
Stock;

                 (B) to officers, directors or employees of, or consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors;

                 (C)      as a dividend or distribution on Series A Preferred
 Stock;

                 (D) for which adjustment of the Series A Conversion Price is made pursuant to Section 4(e);

                 (E)      upon the closing of an Initial Public Offering;

or


                 (F) in connection with an acquisition of another company on terms approved by the Board of Directors.

          (ii) No Adjustment of the Series A Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Series A

                 (F) in connection with an acquisition of another company on terms approved by the Board of Directors.

         (ii) No Adjustment of the Series A Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, such issue.

         (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and options therefor, the conversion or exchange of such Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common stock are deemed to be issued:

                 (1) no further adjustments in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                 (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred);

                 (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                          (A)     in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities as the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                          (B)     in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                 (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (a) the Series A conversion Price on the original adjustment date, or (b) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                          (5)     in the case of any Options which expire by
their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options whereupon such adjustment shall be made in the same manner provided in clause (3) above.

                 (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4 without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred and all Convertible Securities had been fully converted into share of Common Stock immediately prior to such issuance and any outstanding Options bad been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series A Preferred, Convertible Securities, or outstanding Options, solely as a result of the adjustment of the Series A Conversion Price (or other conversion ratio) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question.

         (v) Determination of Consideration. For purpose of this Section 4(d), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                 (1)      Cash and Property.  Such consideration shall:

                          (A)     Insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                          (B)     insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                          (C)     in the event Additional Shares of Common
Stock are issued together with other stock or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.


                  (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:


                          (A)      the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                        (B)    the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.


         e. Adjustment to Series A Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the series A Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

         f. Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4(e) above or a merger or other reorganization referred to in Section 3
(c) above), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

         g. Other Distributions. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities (including evidences of indebtedness) of the Corporation other than Common Stock, then in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event.


         h. No Impairment. The Corporation will not, be amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate to protect the holders of the Series A Preferred Stock against impairment of the rights afforded them by this Section A.

         i. Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 4 (d) of the Series A Conversion Rate or in the other securities or property (including cash) deliverable upon the conversion of the shares of Series A Preferred Stock, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms thereof, and cause independent certified public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

         j. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, the Corporation shall cause to be mailed by first class mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the applicable record date, a notice specifying the date on which any such record was to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

         k. Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue of delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto.

         l.     Reservation of Stock Issuable Upon Conversion.
The Corporation shall take such corporate action as may be necessary, in the opinion of its counsel, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to effect the conversion of all the outstanding shares of Series A Preferred Stock into shares of Common Stock at such time as the Corporation elects to effect such conversion, including, without limitation, using its best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

         m. Fractional Shares. No fractional share shall be issued upon the conversion of any share of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than on share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion should result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to such fraction multiplied by the Series A Conversion Price then in effect.

         n. Notices. Any notice required by the provisions of this Section A to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

Section 5. Amendment. Any term relating to the Series A Preferred Stock may be amended only with the vote or written consent of holders of at least a majority of all shares of Series A Preferred Stock then outstanding. Any such amendment shall be binding upon the Corporation and any holder of Series A Preferred Stock.

Section 6. Voting Rights. Except as otherwise provided herein or as required by law, the holders of Series A Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote together with the holders of Common Stock as single class of capital stock upon the election of directors and upon any other matter submitted to the stockholders for a vote, on the following basis:

                 a. Holders of Common Stock shall have one (1) vote per share; and

                 b. Holders of Series A Preferred Stock shall have the number of votes per share as is equal to the number of full shares of Common Stock into which each such share of Series A Preferred Stock held by such holder is convertible at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent to stockholders is solicited.

                 c. In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall be necessary:

                          (i) for any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or Bylaws of the Corporation (including any filing of a Certificate of Designation);

                 (ii) for any action that results in any liquidation, acquisition, merger or sale of the Corporation or all or substantially all of its assets;

                 (iii) for any action that results in any change in the principal business of the Corporation;

                 (iv) for any action that results in the repurchase of equity securities of the Corporation (other that the repurchase of stock from employees of the Corporation at original cost or pursuant to a Board approved incentive stock option plan).

             d. So long as at least 50% of the Series A Preferred Stock remains outstanding, the holders of Series A Preferred Stock, voting together as a class, shall be entitled to elect one member to the Board of Directors.

5.       The name and mailing address of each incorporator is as follows:

NAME                       MAILING ADDRESS
----                        ----------------
[S]                        [C]
M. A. Brzoska              1209 Orange Street, Wilmington, Delaware 19801

6.       The Corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the Corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

8. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such maimer as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

9. The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

10. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

11. Except as provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

12.    The initial director of the corporation will be David Y. Monteith.

       WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this Twenty-ninth day of December, 1995.



                                                   /s/ M.A. BRZOSKA
                                                   ---------------------------

                                                                          PAGE 1
                               State of Delaware

                        Office of the Secretary of State


       I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "AIR SOUTH AIRLINES, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF MAY, A.D. 1996, AT 2 O'CLOCK P.M.




                                          /s/ EDWARD J. FREEL
                                          -----------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION:
2564178 8100                                                        7975721
                                          DATE:

960165120                                                           06-06-96

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND RIGHTS OF SERIES B PREFERRED STOCK

                                       OF

                            AIR SOUTH AIRLINES, INC.


a corporation organized and existing under the General Corporation Law of the State of Delaware,


DOES HEREBY CERTIFY

         That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors has established a class of preferred stock of this Corporation designated Series B Preferred Stock ("Series B Preferred") consisting of Six Hundred Twenty Five Thousand (625,000) shares of such Series B Preferred. Such Series B Preferred was established with the powers, designations, preferences and relative participating optional or other rights contained in Exhibit I attached hereto.

         IN WITNESS WHEREOF, said Air South Airlines, Inc. has caused this Certificate to be signed by Roden A. Brandt, its President and Chief Executive Officer, this 24th day of May, 1996,


                                         By: /S/ RODEN A. BRANDT
                                            --------------------------
                                            Roden A. Brandt
                                            President and Chief
                                            Executive Officer

                                   EXHIBIT 1


               Air South Airlines, Inc. Series B Preferred Stock


Section 1. Class of Preferred Stock. The Air South Airlines Series B Preferred Stock shall have such voting powers, and such other powers, designations, preferences and other special rights set out below.

Section 2. Dividends. The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive dividends at the rate of $0.32 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, when, if and as declared by the Board of Directors, out of funds legally available therefor. The right to such dividends on the Series B Preferred Stock shall not be cumulative. No cash dividend shall be paid on the Common Stock in any year unless an equal dividend is paid with respect to all outstanding shares of Series B Preferred Stock in an amount for each such share to a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock could then be converted.

Section 3. Liquidation Rights.

         a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, the amount of four dollars ($4.00) per share (the "Original Issue Price")(as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series B Preferred Stock held by such holders (the "Preferential Amount"). If upon the occurrence of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets and funds to be distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full Preferential Amount, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the Preferential Amount each such holder is otherwise entitled to receive.

         b. After payment to the holders of the Series B Preferred Stock of the Preferential Amount, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of Series B Preferred Stock and the Common Stock in proportion to the shares of Series B Preferred Stock and Common Stock then held by such holders.

         c. For purposes of this Section 3, (i) a merger or consolidation of the Corporation into or with another corporation (other than with a wholly owned subsidiary of this Corporation), or any other corporate reorganization in which the stockholders of the Corporation will not own a majority of the outstanding shares of the surviving entity of such merger, consolidation or





                                       1.

reorganization, or (ii) a sale, transfer or other disposition of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

Section 4. Conversion.

         a. Right to Convert. Each share of Series B Preferred Stock shall initially be convertible, at the option of the holder, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into eight (8) fully paid and nonassessable shares of Common Stock (subject to adjustment as set forth herein). The number of shares of Common Stock into which one share of Series B Preferred Stock may be converted hereinafter is referred to as the "Series B Conversion Rate". The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series B Preferred shall initially be $.50 per share of Common Stock (the "Series B Conversion Price"). Such initial Series B Conversion Price shall be subject to adjustment from time to time, as hereinafter provided.

         b. Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series B Conversion Rate upon the earlier of (i) the closing of a firmly underwritten public offering of the Corporation's Common Stock on a Form S-1 Registration Statement at an aggregate public offering price (after underwriting discounts and commission) of at least $10,000,000 and a per share price equal to or greater than $4.00 (as appropriately adjusted for stock splits and the like)(an "Initial Public Offering"); (ii) the vote or written consent of the holders of at least 50% of the then outstanding shares of Series B Preferred Stock; or (iii) the date as of which less than 20% of the shares of Series B Preferred Stock issued on May 24, 1996 remain outstanding (the "Automatic Conversion Event").

         c. Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, or notify the Corporation or its transfer agent that such Series B Preferred Stock certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in the notice the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall then, as soon as is practicable, issue and deliver at such office to such holder of Series B Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common stock on such date; provided, however, that in the event of automatic




                                       2.

conversion pursuant to Section 4(b), such conversion shall be deemed to have been made upon the occurrence of the Automatic Conversion Event triggering such conversion without any further action by the holders of shares of Series B Preferred Stock, although the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series B Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such Series B Preferred Stock certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

        d. Adjustments to the Series B Conversion Price for Certain Diluting Issues.

                (i) Special Definitions. For purposes of this Section 4(d), the following definitions apply:

                          (1) "Option' shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                          (2)     "Original Issue Date" shall mean the date on
which a shares of Series B Preferred Stock was first issued.

                          (3)     "Convertible Securities" shall mean any
evidences of indebtedness, shares (other than Common Stock and Series B Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                          (4)     "Additional Shares of Common Stock" shall
mean all shares of Common Stock issued (or, pursuant to Section (4)(iii), deemed to be issued) by the Corporation after the Original Issue date, other than shares of Common Stock issued or issuable:

                          (A)     upon conversion of shares of Series B
 Preferred Stock;

                          (B)     to officers, directors or employees of, or
consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors;

                          (C)     as a dividend or distribution on Series A
Preferred Stock or Series B Preferred Stock;



                                        3.

                          (D)      for which adjustment of the Series A
Preferred Stock or Series B Conversion Price is made pursuant to Section 4(e);

                          (E)    upon the closing of an Initial Public Offering;

or

                          (F)      in connection with an acquisition of
another company on terms approved by the Board of Directors.

                 (ii) No Adjustment of the Series B Conversion Price. Any provisions herein to the contrary notwithstanding, no adjustment in the Series B Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) for an Additional Share, of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price in effect on the date of, and immediately prior to, such issue.

                 (ii)     Deemed Issue of Additional Shares of Common Stock.
In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common stock are deemed to be issued:

                          (1)     no further adjustments in the Series B
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                          (2)     if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series B Conversion Price shall affect Common Stock previously issued upon conversion of the Series B Preferred);





                                        4.

                 (3) upon the expiration of any such Options or any rights of conversion or exchange under such Conversion Securities which shall not have been exercised, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                          (A)     in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities as the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                          (B)     in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                 (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (a) the Series B conversion Price on the original adjustment date, or (b) the Series B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                 (5) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series B Conversion Price shall be made until the expiration or exercise of all such Options whereupon such adjustment shall be made in the same manner provided in clause (3) above.

            iv)     Adjustment of Conversion Price Upon Issuance of
Additional Shares of Common Stock. In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4 without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series B Conversion price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate, consideration received by the Corporation for the total





                                       5.

number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series B Preferred and all Convertible Securities had been fully converted into share of Common Stock immediately prior to such issuance and any outstanding Options had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series B Preferred, Convertible Securities, or outstanding Options, solely as a result of the adjustment of the Series B Conversion Price (or other conversion ratio) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question.

                 (v)      Determination of Consideration.  For purpose of this
Section 4(d), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                          (1)     Cash and Property.  Such consideration shall;

                                  (A)      Insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                  (B)      insofar as if consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                  (C)      in the event Additional Shares of
Common Stock are issued together with other stock or securities or other assets of the Corporation for consideration which convert both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                          (2)     Options and Convertible Securities.  The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                                  (A)      the total amount, if any, received
or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for exchange of such Convertible





                                        6.

Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                  (B)   the maximum number of shares of Common
Stock (as set forth in the instruments relating hereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

         e. Adjustment to Series B Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series B Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

         f. Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4(e) above or a merger or other reorganization referred to in Section 3
(c) above), the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before that change.

         g. Other Distributions. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities (including evidences of indebtedness) of the Corporation other than Common Stock, then in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event.


                                       7.

         h. No Impairment. The Corporation will not, be amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate to protect the holders of the Series B Preferred Stock against impairment of the rights afforded them by this Section A.

         i. Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 4(d) of the Series B Conversion Rate or in the other securities or property (including cash) deliverable upon the conversion of the shares of Series B Preferred Stock, the Corporation, at its expense, shall promptly compute to such adjustment or readjustment in accordance with the terms thereof, and cause independent certified public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

       j . Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the bolder thereof to receive shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, the Corporation shall cause to be mailed by first class mail to each holder of Series B Preferred Stock, at least twenty (20) days prior to the applicable record date, a notice specifying the date on which any such record was to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

         k. Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue of delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant hereto.

         l. Reservation of Stock Issuable Upon Conversion. The Corporation shall take such corporate action as may be necessary, in the opinion of its counsel, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to effect the conversion of all the outstanding shares of Series B Preferred Stock into shares of Common Stock at such time as the Corporation elects to effect such conversion, including, without limitation, using its best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

         m. Fractional Shares. No fractional share shall be issued upon the conversion of any share of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than on share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in





                                       8.

the issuance of any fractional shall. If, after the aforementioned aggregation, the conversion should result in the issuance of a fraction of a share of Common Stock, the Corporations shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to such fraction multiplied by the Series B Conversion Price then in effect.

         n. Notices. Any notice required by the provisions of this Section B to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

Section 5. Amendment. Any term relating to the Series B Preferred Stock may be amended only with the vote or written consent of holders of at least a majority of all shares of Series B Preferred Stock then outstanding. Any such amendment shall be binding upon the Corporation and any holder of Series B Preferred Stock.

Section 6. Voting Rights. Except as otherwise provided herein or as required by law, the holders of Series B Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote together with the holders of Common Stock as single class of capital stock upon the election of directors and upon any other matter submitted to the stockholders for a vote, on the following basis:

                 a. Holders of Common Stock shall have one (1) vote per share;

 and
                 b. Holders of Series B Preferred Stock shall have the number of votes per share as is equal to the number of full shares of Common Stock into which each such share of Series B Preferred Stock held by such holder is convertible at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent to stockholders is solicited.

                 c. In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock shall be necessary:

                          (i)     for any amendment, alteration, or repeal of
any provision of the Certificate of Incorporation or Bylaws of the Corporation (including any filing of a Certificate of Designation);

                          (ii)    for any action that results in any
liquidation, acquisition, merger or sale of the Corporation or all or substantially all of its assets;

                          (iii)   for any action that results in any change in
the principal business of the Corporation;





                                       9.

                 (iv) for any action that results in the repurchase of equity securities of the Corporation (other that the repurchase of stock from employees of the Corporation at original cost or pursuant to a Board approved incentive stock option plan).

         d. So long as at least 50% of the Series B Preferred Stock remains outstanding, the holders of Series B Preferred Stock, voting together as a class, shall be entitled to elect one member to the Board of Directors.





                                      10.

                                                                          PAGE 1
                               State of Delaware

                        Office of the Secretary of State

       I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "AIR SOUTH AIRLINES, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JUNE, A.D. 1996, AT 8:30 O'CLOCK A.M.


       A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





                                        /s/ Edward J. Freel
                                        ---------------------------------------
                                            Edward J. Freel, Secretary of State

                                            AUTHENTICATION:
2564178 8100                                                        7986429
                                            DATE:

960173452                                                           06-14-96

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND RIGHTS OF SERIES C PREFERRED STOCK

                                       OF

                            AIR SOUTH AIRLINES, INC.


a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY

     That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors has established a class of preferred stock of this Corporation designated Series C Preferred ("Series Securities C Preferred") consisting of One Hundred Twenty Thousand (120,000) shares of such Series C Preferred. Such Series C Preferred was established with the powers, designations, preferences and relative participating optional or other rights contained in Exhibit I attached hereto.

     IN WITNESS WHEREOF, said Air South Airlines, Inc. has caused this Certificate to be signed by Roden A. Brandt, its President and Chief Executive Officer, this 13th day of June, 1996.


                                              By: /s/ Roden A. Brandt
                                                  ----------------------------
                                                  Roden A. Brandt

                                   EXHIBIT I

               Air South Airlines, Inc. Series C Preferred Stock


Section 1. Class of Preferred Stock. The Air South Airlines Series C Preferred Stock shall have such voting powers, and such other powers, designations, preferences and other special rights set out below.

Section 2. Dividends. The holders of outstanding shares of Series C Preferred Stock shall be entitled to receive dividends at the rate of $1.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, when, if and as declared by the Board of Directors, out of funds legally available therefor. The right to such dividends on the Series C Preferred Stock shall not be cumulative. No cash dividend shall be paid on the Common Stock in any year unless an equal dividend is paid with respect to all outstanding shares of Series C Preferred Stock in an amount for each such share to a holder of the number of shares of Common Stock into which such share of Series C Preferred Stock could then be converted.

Section 3. Liquidation Rights.

         a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, the amount of twelve and 50/100 dollars ($12.50) per share (the "Original Issue Price")(as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series C Preferred Stock held by such holders (the "Preferential Amount"). The right of the holders of Shares of Series C Preferred Stock to a preference in such a liquidation, dissolution or winding up shall in all respects be subordinate to any preferential or other right of the holders of shares of Series A and Series B Preferred Stock. If upon the occurrence of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets and funds to be distributed among the holders of Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full Preferential Amount, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the Preferential Amount each such holder is otherwise entitled to receive.

         b. After payment to the holders of the Series C Preferred Stock of the Preferential Amount, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of Series C Preferred Stock and the Common Stock in proportion to the shares of Series C Preferred Stock and Common Stock then held by such holders.

         c. For purposes of this Section 3, (i) a merger or consolidation of the Corporation into or with another corporation (other than with a wholly owned subsidiary of this Corporation), or any other corporate reorganization in which the stockholders of the Corporation will not own a majority of the outstanding shares of the surviving entity of such merger, consolidation or reorganization, or (ii) a sale, transfer or other disposition of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                                       1.

Section 4. Conversion.

         a. Right to Convert. Each share of Series C Preferred Stock shall initially be convertible, at the option of the holder, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series C Preferred Stock, into 20-5 (25) fully paid and nonassessable shares of Common Stock (subject to adjustment as set forth herein). The number of shares of Common Stock into which one share of Series C Preferred Stock may be converted hereinafter is referred to as the "Series C Conversion Rate". The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series C Preferred shall initially be 50/100 dollars (S.50) per share of Common Stock (the "Series C Conversion Price"). Such initial Series C Conversion Price shall be subject to adjustment from time to time, as hereinafter provided.

         b. Automatic Conversion. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series C Conversion Rate upon the earlier of (i) the closing of a firmly underwritten public offering of the Corporation's Common Stock on a Form S-1 Registration Statement at an aggregate public offering price (after underwriting discounts and commission) of at least $10,000,000 and a per share price equal to or greater than $4.00 (as appropriately adjusted for stock splits and the like)("an Initial Public Offering"), (ii) the vote or written consent of the holders of at least 50% of the then outstanding shares of Series C Preferred Stock; or (iii) the date as of which less than 20% of the shares of Series C Preferred Stock remain outstanding (the "Automatic Conversion Event").

         c. Mechanics of Conversion. Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, or notify the Corporation or its transfer agent that such Series C Preferred Stock certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in the notice the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall then, as soon as is practicable, issue and deliver at such office to such holder of Series C Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common stock on such date; provided, however, that in the event of automatic conversion pursuant to Section 4(b), such conversion shall be deemed to have been made upon the occurrence of the Automatic Conversion Event triggering such conversion without any further action by the holders of shares of Series C Preferred Stock, although the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series C Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such Series C Preferred Stock certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series C Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to the closing of such sale of securities


                                       2.

      d.         Adjustments to the Series C Conversion Price for Certain
Diluting Issues.

        (i) Special Definitions. For purposes of this Section 4(d), the following definitions apply.

                          (1)     "Option" shall mean rights, options, or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                          (2)     "Original Issue Date" shall mean the date on
which a share of Series C Preferred Stock was first issued.

                          (3)     "Convertible Securities" shall mean any
evidences of indebtedness, shares (other than Common Stock and Series C Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                          (4)     "Additional Shares of Common Stock" shall
mean all shares of Common Stock issued (or, pursuant to Section (4)(iii), deemed to be issued) by the Corporation after the Original Issue date, other than shares of Common Stock issued or issuable:

                                  (A)      upon conversion of shares of Series
C Preferred Stock;

                                  (B)      to officers, directors or employees
of, or consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors;

                                  (C)      as a dividend or distribution on
Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

                                  (D)      for which adjustment of the Series A
Preferred Stock or Series B Conversion Price is made pursuant to Section 4(e);

                                  (E)      upon the closing of an Initial
Public Offering;

or
                                  (F)      in connection with an acquisition of
another company on terms approved by the Board of Directors.

            (ii) No Adjustment of the Series C Conversion Price. Any provisions herein to the contrary notwithstanding, no adjustment in the Series C Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to, such issue.

            (iii)         Deemed Issue of Additional Shares for Common Stock.
In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible





                                       3.

Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common stock are deemed to be issued:

                 (1) no further adjustments in the Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                 (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series C Conversion Price shall affect Common Stock previously issued upon conversion of the Series C Preferred);

                 (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                          (A)     in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stork issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities as the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                          (B)     in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                 (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (a) the Series C conversion Price on the original adjustment date, or (b) the Series C Conversion Price that would have



                                       4.

resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                 (5) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series C Conversion Price shall be made until the expiration or exercise of all such Options whereupon such adjustment shall be made in the same manner provided in clause (3) above.

         (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4 without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series C Conversion price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series C Preferred and all Convertible Securities had been fully converted into share of Common Stock immediately prior to such issuance and any outstanding Options had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series C Preferred, Convertible Securities, or outstanding Options, solely as a result of the adjustment of the Series C Conversion Price (or other conversion ratio) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question.

                 (v)      Determination of Consideration.  For purpose of this
Section 4(d), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                          (1)     Cash and Property.  Such consideration shall:

                                  (A)      Insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                  (B)      insofar as if consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                  (C)      in the event Additional Shares of
Common Stock are issued together with other stock or securities or other assets of the Corporation for consideration which convert both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                          (2)     Options and Convertible Securities.  The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued


                                       5.

pursuant to Section 4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                 (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any, provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                 (B) the maximum number of shares of Common Stock (as set forth in the instruments relating hereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

            e. Adjustment to Series C Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series C Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

            f. Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of Series C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4(e) above or a merger or other reorganization referred to in Section 3
(c) above), the Series C Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series C Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Preferred Stock immediately before that change.

            g. Other Distributions. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities (including evidences of indebtedness) of the Corporation other than Common Stock, then in each such event provision shall be made so that the holders of Series C Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event.



                                       6.

         h. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate to protect the holders of the Series C Preferred Stock against impairment of the rights afforded them by this Section A.

         i. Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 4(d) of the Series C Conversion Rate or in the other securities or property (including cash) deliverable upon the conversion of the shares of Series C Preferred Stock, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms thereof, and cause independent certified public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

         j. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, the Corporation shall cause to be mailed by first class mail to each holder of Series C Preferred Stock, at least twenty (20) days prior to the applicable record date, a notice specifying the date on which any such record was to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right,

         k. Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue of delivery of shares of Common Stock on conversion of shares of Series C Preferred Stock pursuant hereto.

         1. Reservation of Stock Issuable Upon Conversion. The Corporation shall take such corporate action as may be necessary, in the opinion of its counsel, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to effect the conversion of all the outstanding shares of Series C Preferred Stock into shares of Common Stock at such time as the Corporation elects to effect such conversion, including, without limitation, using its best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

         m. Fractional Shares. No fractfional share shall be issued upon the conversion of any share of Series C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than on share of Series C Preferred Stock by a bolder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion should result in the issuance of a fraction of a share of Common Stock, the Corporations shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to such fraction multiplied by the Series C Conversion Price then in effect.

         n. Notices. Any notice required by the provisions of this Section C to be given to the holders of shares of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage




                                       7.

prepaid and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

Section 5. Amendment.     Any term relating to the Series C Preferred Stock may
be amended only with the vote or written consent of holders of at least a majority of all shares of Series C Preferred Stock then outstanding. Any such amendment shall be binding upon the Corporation and any holder of Series C Preferred Stock.

Section 6. Voting Rights. Except as otherwise provided herein or as required by law, the holders of Series C Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote together with the holders of Common Stock as single class of capital stock upon the election of directors and upon any other matter submitted to the stockholders for a vote, on the following basis:

                 a. Holders of Common Stock shall have one (1) vote per share;

 and
                 b. Holders of Series C Preferred Stock shall have the number of votes per share as is equal to the number of full shares of Common Stock into which each such share of Series C Preferred Stock held by such holder is convertible at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent to stockholders is solicited.

                 c. In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock shall be necessary:

                          (i)     for any amendment, alteration, or repeal of
any provision of the Certificate of Incorporation or Bylaws of the Corporation (including any filing of a Certificate of Designation);

                          (ii)    for any action that results in any
liquidation, acquisition, merger or sale of the Corporation or all or substantially all of its assets;

                          (iii)   for any action that results in any change in
the principal business of the Corporation;

                          (iv)    for any action that results in the repurchase
of equity securities of the Corporation (other that the repurchase of stock from employees of the Corporation at original cost or pursuant to a Board approved incentive stock option plan).

                                      8.